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                                                                    EXHIBIT 10.2

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is entered into by and between Fisher Scientific International, Inc., a Delaware corporation (the "Company") and Paul M. Meister (the "Executive"), and dated as of the 31st day of December, 2003.

     1. Term of the Agreement. This Agreement shall commence as of January 1, 2004 (the "Effective Date"). The Executive's services under Section 2 shall commence on such date and end on December 31, 2006 (the "Initial Employment Period" and, together with any extensions thereof pursuant to the next sentence, the "Employment Period"). As of the last day of the Initial Employment Period and each anniversary thereof, unless either party hereto shall have given the other party 60 days' advance notice that there shall be no further extensions pursuant to this sentence, the Employment Period shall be extended by an additional year.

     2. Position and Duties. During the Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those held, exercised and assigned to the Executive on the day immediately preceding the Effective Date. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 25 miles from such location. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic, charitable, governmental or religious boards or committees, (b) manage or participate in activities of The General Chemical Group, GenTek Inc. and Latona Associates, Inc., or such other entities in a manner and at a time or times consistent with his current practice, (c) deliver lectures, fulfill speaking engagements or teach at educational institutions, (d) participate in political activities and fundraising and (e) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     3. Compensation.

     (a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary of at least $620,000 ("Annual Base Salary"), which shall be paid in accordance with the Company's generally applicable payroll practices and policies, except that any portion of such base salary (taking into account any increase therein after the date hereof) that, if paid currently to Executive, would not be deductible by the Company due to the provisions of
Section 162(m) of the Internal Revenue Code shall be mandatorily deferred and paid to the Executive no earlier than the first taxable year of the Company as to which the Executive is no longer a "covered employee" within the meaning of such Section. Any amounts mandatorily deferred pursuant to the immediately preceding sentence shall be credited to a book entry account for the Executive under a Company sponsored deferred compensation plan and the Executive shall have all rights and benefits as a participant in such plan, including the right to have deemed earnings credited on such deferred amounts in accordance with the term of such plan. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.
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     (b) Incentive, Savings and Retirement Plans Generally. During the
Employment Period, and without limiting the Executive's rights under Section 3(c), the Executive shall be entitled to participate in and shall receive all benefits under all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies. Without limiting the generality of the foregoing (including the right of Executive to participate in and receive all benefits under any short-term or special bonus or other incentive compensation opportunities), the target regular annual bonus opportunity made available to the Executive with respect to any calendar year after 2003 shall be at least equal to 100% of his Annual Base Salary for such year. No portion of the bonus payable to the Executive for any calendar year during the term of this agreement shall be guaranteed, except as otherwise provided in Section 5.

     (c) Retirement Benefits. To induce the Executive to continue in the Company's employ and to enter into this amended and restated employment agreement, which eliminates a number of provisions that would have provided the Executive substantial benefits in connection with his termination of service with the Company, for purposes of calculating the Executive's retirement benefit under any excess or supplemental defined benefit retirement plans in which the Executive participates, including, without limitation, the Company's Executive Retirement and Savings Plan, (collectively, the "SERP") and notwithstanding anything in the SERP to the contrary, the annual retirement benefit payable to the Executive at his normal retirement age under the SERP (which may be paid in a lump sum) shall be not less than 65% of his final average Earnings, which shall be equal to the average of the sums of the Executive's Earnings payable (in each case determined by including in such calculation any amounts of Annual Base Salary or bonus payable, but deferred (regardless of whether on a mandatory basis or at the election of the Executive)) in respect of any three years during the last ten years of the Executive's service (including the Severance Period) in which the average of such sums is the highest. In the event of the Executive's death prior to the commencement of receipt of his retirement benefit, notwithstanding anything in the SERP to the contrary, the retirement benefit payable hereunder to the Executive's surviving spouse or, if the Executive is not survived by his spouse, to his estate, shall be paid in a lump sum in an amount equal to the benefit that would have been payable to the Executive had the Executive terminated his employment immediately prior to his death and received the retirement benefit as a lump sum. For the avoidance of doubt, for purposes of calculating the Executive's annual retirement benefit and the retirement benefit payable to his surviving spouse or his estate, as provided above in this paragraph (c): (A) all amounts payable (or that would have been payable) to Executive in respect of the Severance Period absent his death shall be taken into account as provided in Section 5(a)(iii), (B) no such retirement benefit shall be subject to reduction on account of any Offset, and
(C) the amount of any retirement benefit calculated as provided above shall, upon the commencement thereof (either annually or as a lump sum), be subject to cost of living increases in accordance with the Existing Plan. Capitalized terms used herein without other definition shall have the meanings given in the Fisher Scientific International Inc. Executive Retirement and Savings Program as restated effective June 23, 1997 (the "Existing Plan").

     (c) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies. Notwithstanding the
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foregoing, the Executive and the Company have agreed that the split-dollar arrangement previously entered into by the Company for the benefit of the Executive shall terminate not later than December 31, 2003, the amount of life insurance premiums paid by the Company in respect of such arrangement shall be returned to the Company and the Company shall have no further obligation to make, or liability in respect of, premium payments required to have been made under such arrangement, whether before or after the date hereof.

     (d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in respect of his services to the Company in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     (e) Fringe and Other Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, personal perquisites, and any other benefits in accordance with the most favorable plans, practices, programs and policies of the Company in all respects and its affiliated companies in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with affiliated companies.

     (f) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, in all respects equal to that provided to the Executive by the Company immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     (g) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company in all respects and its affiliated companies as in effect for the Executive immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     4. Termination of Employment.

     (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of the Executive to perform substantially the Executive's duties hereunder with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

          (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

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For purposes of this provision, no act or failure to act, on the part of the
Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was not inconsistent with the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board

(excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason at any time within 90 days after the Executive first has actual knowledge of the occurrence of such Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding, for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2 hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

          (v) any delivery by the Company of a Notice of Non-Extension; or

          (vi) any failure by the Company to comply with and satisfy Section 9 of this Agreement.

For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

     (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

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     (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, (iii) if the Executive's employment is terminated by the Executive other than for Good Reason, the date on which the Executive notifies the Company of such termination and (iv) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     5. Obligations of the Company Upon Termination.

     (a) By Executive for Good Reason; By the Company Other Than for Cause or Disability. In partial consideration for the noncompetition covenants of the Executive pursuant to Section 8(b) and in part as liquidated damages in lieu of the payments and benefits to which the Executive would have been entitled through the remainder of the Employment Period, if, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

          (i) the Company shall pay to the Executive or his legal representatives in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

             A. the sum of

                (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,

             B. the product of

                (1) the Executive's target bonus as determined under the applicable Fisher compensation or incentive plan(s) for the year in which the Date of Termination occurs, and

                (2) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and

          C. any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the "Accrued Obligations"); and

             (ii) subject to the Executive's remaining reasonably available to assist the Company, in such manner and at such time as shall be mutually agreed in good faith upon the Company's request through appropriate notice to the Executive, in the transition of his duties and responsibilities hereunder, the Company shall pay to the Executive an amount equal to the Annual Base Salary that would have been payable to him had he continued to be employed for the period commencing on the Date of Termination and ending on the day before the third anniversary thereof (the "Severance Period") and an amount equal to three times the Executive's target bonus opportunity under the Company's applicable compensation or incentive plan(s) for the year in which such Date occurs. The amounts described in the immediately preceding sentence shall be deemed earned on the Date of Termination, but subject to
        Section 5(b) shall be payable in 36 substantially equal monthly installments over the Severance Period. It is expressly understood that the assistance to be provided to the Company under this clause (ii) shall not involve any fixed time commitment on the part of Executive.

             (iii) for purposes of calculating the Executive's retirement benefits under the SERP, the Executive shall be deemed to have completed three additional years of service and received the amounts payable under
        Section 5(a)(ii) over the Severance Period as compensation for such period of service.

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             (iv) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue all fringe and other benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
        Section 3(d), (e), (f) and (g) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period.

     (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Executive, his estate and/or beneficiaries shall be entitled to the payments and other benefits provided for in Section 5(a) above including, for the avoidance of doubt, the payment in a lump sum of the amounts provided for under Section 5(a)(ii), and, in addition, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries and peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

     (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, except that the Executive shall be entitled to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Without limiting the foregoing provisions of this Section 5(c), in the event that the Executive is unable, by reason of accident, illness or other disability (whether or not constituting a Disability) to exercise any right or make any election contemplated hereby (including any election to receive SERP payments in a lump sum or to exercise the put rights provided for in Section 11) such exercise or election may be made by the Executive's spouse, or, if the Executive is not survived by his spouse, his estate, and the Company shall act upon and be entitled to rely upon same.

     (d) By the Company for Cause; By the Executive without Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive hereunder other than the obligation to pay to the Executive (i) the Annual Base Salary through the Date of Termination, and (ii) the amount of any compensation previously deferred by the Executive. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of
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its affiliated companies and for which the Executive may qualify, nor, subject to Section 10(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     7. Full Settlement; Legal Fees. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or its affiliates may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in Section 5(a)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability or entitlement under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate ("Applicable Federal Rate") provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     8. Confidential Information; Noncompetition.

     (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, proprietary or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. During the period the Executive is employed with the Company and for a period of 24 months after termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company or in the course of performing his obligations hereunder. The restrictions set forth in this Section 8 will not apply to information that is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by the Executive or representatives of the Executive in violation of this Agreement. This exception will not affect the application of any other provisions of this Agreement to such information in accordance with the terms of such provision. All documents and tangible things embodying or containing confidential information are the Company's exclusive property. The Executive will protect the confidentiality of their content and will return all copies, facsimiles and specimens of them and any other form of confidential information in the Executive's possession, custody or control to the Company before leaving the employment with the Company.

     (b) Noncompetition. In consideration of the benefits described in Section 5, until the Date of Termination, and for a period of 36 months thereafter, the Executive shall not, directly or indirectly, engage, participate or invest in or be employed by any business which is engaged in the scientific and clinical laboratory research distribution business in the United States. The foregoing restriction shall apply regardless of the capacity in which the Executive engages or engaged, participates or participated, or invests or invested in or is or was employed by a given business, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise. The provisions of this
Section 8(b) shall not prevent the Executive from acquiring or holding publicly traded stock or other publicly traded securities of a business, so long as the Executive's ownership does not exceed 2 percent of the outstanding securities of such company of the same class as those held by the Executive or from engaging in any activity or having an ownership interest in any business that is reviewed by the Board of Directors. The Executive understands that the restrictions set out in

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Sections 8(b) are intended to protect the Company's interest in its established customer relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

     (c) Injunctive Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company that might result from any breach by the Executive of the provisions of Section 8(b), and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that in the case of breach, or proposed breach, of such provisions, the Company shall be entitled, in addition to all other remedies that it may have, to seek an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. However, in no event shall an asserted violation of any provision of this Section 8 constitute a basis for deferring or withholding any amounts or other benefits to which the Executive may be entitled under this Agreement.

     9. Successors. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid by operation of law, or otherwise.

     10. Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               IF TO THE EXECUTIVE:

          Paul M. Meister
        18 Ship Rock Road
        Hampton Falls, NH 03844

               IF TO THE COMPANY:

          Attention: General Counsel
        Fisher Scientific International Inc.
        Liberty Lane
        Hampton, NH 03842

     Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
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     (e) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Entire Agreement. From and after the Effective Date this Agreement shall supersede any other agreement (including, without limitation, the Employment Agreement between Executive and the Company, dated as of December 31,
2001) between the parties with respect to the subject matter hereof. For the avoidance of doubt, this Agreement shall not amend, modify or alter in any way any existing agreement between the Company and the Executive regarding any equity interest in the Company, regardless of form.

     11. Executive's Put Right. In partial consideration of the Executive's noncompetition covenant pursuant to Section 8(b), the Company granted to the Executive 51,667 Executive Performance Options (the "Put Options") pursuant to the Fisher Scientific International Inc. 1998 Equity and Incentive Plan as to which the Executive had the right (the "Put Right"), exercisable by delivery of a written notice to the Company, to require the Company to purchase the Put Options for an aggregate purchase price of $5,000,000 in cash (the "Put Price"). As a result of the Executive's exercise of the Put Right on January 1, 1999, the Company shall pay to the Executive or Permitted Transferee, as applicable, the Put Price plus interest thereon at a rate equal to the prime rate published by The Chase Manhattan Bank on the business day nearest to the date on which the Put Right was exercised, compounded daily, upon the first date on which the Executive is no longer a "covered employee" whose compensation is subject to the limitation on deductibility imposed by Section 162(m) of the Code. Interest shall accrue from the date of exercise until the date the Put Price is paid to the Executive or the Permitted Transferee, as applicable, and shall be paid to the Executive or the Permitted Transferee, as applicable, concurrently with the Put Price. For purposes of this Section 11, a "Permitted Transferee" is any heir, executor, administrator, testamentary trustee, legatee or beneficiary of the Executive or any party who is a legitimate transferee of the right to receive the Put Price in accordance with the instruments governing such transfer.

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                           [INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          --------------------------------------
                                          Paul M. Meister

                                          FISHER SCIENTIFIC INTERNATIONAL INC.

                                          By:
                                          --------------------------------------

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